AGREEMENT

         This  Agreement is entered into as of the _____ day of May, 1997 by and
between  AMERICAN   RESOURCES  AND  DEVELOPMENT   COMPANY,  a  Utah  corporation
(hereinafter "ARDCO"), and WILLIAM R. VOWELL (hereinafter "Vowell").

         WHEREAS, the parties desire to organize a corporation for the purpose of developing and selling vacation ownership interests in various resorts initially located in the State of Arkansas;

         NOW, THEREFORE, the parties hereto agree as follows:

         1.  ORGANIZATION OF CORPORATION.

                  A corporation shall be formed under the laws of the State of Arkansas (hereinafter the "Corporation"). The name of the Corporation shall be FINALLY COMMUNITIES, INC. or such other names as the parties shall mutually agree upon. The initial directors of the Corporation shall be Vowell, Stephen Spencer and Duane Marchant. ARDCO shall be the sole shareholder. The initial officers of the Corporation shall be Vowell as President and Stephen Spencer as Secretary. ARDCO shall contribute $1,000.00 to the capitalization of the Corporation.

         2.  EMPLOYMENT CONTRACT FOR VOWELL.

                  The Corporation and Vowell shall enter into an Employment Agreement substantially in the form of Exhibit "A" attached hereto and incorporated herein by reference.

         3.  FINANCING OF CORPORATION.

                  ARDCO shall arrange for a loan of $50,000 to be made to the Corporation. Upon the signing of this Agreement and the organization of the Corporation, $35,000 of such loan shall be made and the balance shall be made 30 days thereafter. Vowell agrees to pledge Preferred Stock in ARDCO to secure such loan. A portion of the loan proceeds shall be utilized to purchase 27 acres of property to be utilized in the Corporation's business.

         4.  MANAGEMENT FEE.

                  The Corporation shall pay to ARDCO on a monthly basis $20,000 to reimburse ARDCO for management and consulting services to be provided to the Corporation. During the first two months of operation of the Corporation such amounts shall be accrued but not paid to ARDCO and shall be paid at such time as cash flow of the Corporation warrants.

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         5.  CONSIDERATION TO VOWELL.

                  In consideration of Vowell's time and effort to develop the business of the Corporation, ARDCO shall issue 500,000 shares of Series E Convertible Preferred Stock to Vowell, or his designee. Twenty Five Thousand Four Hundred (25,400) shares of the Series E Convertible Preferred Stock shall be immediately convertible into 25,400 shares of Restricted Common Stock of ARDCO. The balance of the Preferred Shares shall be convertible into ARDCO Common Stock after June 30, 1999 and upon completion of the March 31st, 1999 Audited Financial Statements of the Corporation. The Preferred Stock shall have those preferences, designations and rights as set forth on Exhibit "B" attached hereto and incorporated herein.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first set forth above.

AMERICAN RESOURCES AND
  DEVELOPMENT COMPANY



By:--------------------------------               -----------------------------
     Karl Badger, President                       William R. Vowell


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